UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 2, 2015, Shutterfly, Inc. (“Shutterfly” or the “Company”) issued the following press release:

Leading Independent Proxy Advisory Firm Glass Lewis Recommends Shutterfly Stockholders Vote the WHITE Proxy Card for Shutterfly’s Director Nominees

Glass Lewis Recommends That Stockholders “Do Not Vote” For Any of Marathon Partners’ Nominees

Shutterfly Urges Stockholders to Vote “FOR ALL” of Shutterfly’s Director Nominees on the WHITE Proxy Card Today

REDWOOD CITY, Calif. June 2, 2015 — Shutterfly Inc. (NASDAQ: SFLY) today announced that Glass Lewis & Co. (“Glass Lewis”), a leading independent proxy advisory firm, has recommended that Shutterfly stockholders vote for Shutterfly’s director nominees Jeffrey T. Housenbold and James N. White on the WHITE proxy card at the Company’s 2015 Annual Meeting, to be held on Friday, June 12, 2015. Shutterfly urges stockholders to vote “FOR ALL” of Shutterfly’s director nominees on the WHITE proxy card today.

In its June 2, 2015 report, Glass Lewis stated(1):

In our view, the Company’s recent pronouncements appear to largely address what the Dissident has been asking for —namely, that the Company pursue organic growth, margin expansion and a decrease in capital intensity over the next few years. Further, we find that for at least each the past five fiscal years, the Company has generally met or exceeded analysts’ consensus estimates relating to revenue and adjusted EBITDA (source: S&P Capital IQ). Thus, we believe that there is insufficient evidence at this time to suggest that management may not be capable of executing its strategy.

[C]onsidering the Company’s relatively strong performance over the longer run, and absent some glaring shortcoming with the Company’s current strategy (which the Dissident has not pointed out, to our knowledge), we believe that the board should be given some time and latitude to fully integrate its recent acquisitions before shareholders take the extreme step of replacing one-third of the board with dissident nominees.

Commenting on the Glass Lewis report, Shutterfly issued the following statement:

Shutterfly strongly supports Glass Lewis’ recommendation that stockholders vote on the WHITE proxy card for directors Jeffrey T. Housenbold and James N. White. The Shutterfly Board urges stockholders to vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White.

Shutterfly has the right strategy, the right management team and the right Board to drive near- and long-term value creation for ALL Shutterfly stockholders.

The Shutterfly Board also reiterates that it is committed to adding Mario Cibelli to the Shutterfly Board immediately after the Annual Meeting and to working with Marathon Partners to identify and appoint a second, mutually acceptable, qualified candidate within six months if Shutterfly’s three director nominees are re-elected to the Board. Moreover, the Shutterfly Board has committed to appointing Mr. Cibelli to any Board committee[s] he chooses.

(1)  Permission to use quotations neither sought nor obtained.

However, Shutterfly believes that Glass Lewis reached the wrong conclusion in failing to recommend that stockholders vote for the amendment of the Company’s 2006 Equity Incentive Plan to authorize the addition of 1.9 million shares, which is critical to executing on the Company’s vision for growth and value creation. The Shutterfly Board recommends that stockholders vote “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to authorize 1.9 million shares for awards in 2016 and 2017.

Shutterfly stockholders are reminded that their vote is important, no matter how many shares they own. The Shutterfly Board unanimously recommends that stockholders vote the WHITE proxy card today “FOR ALL” of Shutterfly’s three director nominees: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White. The Shutterfly Board also unanimously recommends that stockholders vote the WHITE proxy card today “FOR” the amendment of the Company’s 2006 Equity Incentive Plan to add 1.9 million shares to be issued under the plan.

If you have questions or need assistance voting your shares please contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events, including statements about Shutterfly’s business plans, financial performance, compensation programs and board composition for 2015 and beyond. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as to management’s plans, assumptions and expectations as of the date of this release. These forward-looking statements are predictions of future events that involve risks and uncertainties that may cause actual results to vary materially from those predicted. The risks and uncertainties that may cause actual results to differ from those predicted include, among others, economic downturns and the general state of the economy; Shutterfly’s ability to expand its customer base and increase sales to existing customers; Shutterfly’s ability to execute on its strategic plan and restructuring activities, including building and successfully implementing Shutterfly 3.0; Shutterfly’s ability to retain and hire necessary employees, including seasonal personnel, and appropriately staff its operations; the impact of seasonality on the business; Shutterfly’s ability to develop new and innovative products and services and integrate acquired businesses and assets on a timely and cost-effective basis; Shutterfly’s ability to meet production requirements; unforeseen changes in expense levels; competition; volatility in Shutterfly’s stock price; the actions of activist investors and the cost and disruption of responding to those actions, including the effect of the proxy contest on Shutterfly’s relationships with its stockholders and other constituencies and on Shutterfly’s ongoing business operations. Please refer to the “Risk Factors” section of Shutterfly’s filings with the Securities and Exchange Commission, including Shutterfly’s most recent Form 10-K and 10-Q, which are available at www.sec.gov, for more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Shutterfly assumes no obligation to update or revise any forward-looking statements except as may be required by applicable law.

About Shutterfly, Inc.

Shutterfly, Inc. is the leading manufacturer and digital retailer of high-quality personalized products and services offered through a family of lifestyle brands. Founded in 1999, the Shutterfly, Inc. family of brands includes Shutterfly, where your photos come to life in photo books, cards and gifts; Tiny Prints, premium cards and stationery for all life’s occasions; Wedding Paper Divas, wedding invitations and stationery for every step of the planning process; MyPublisher, one of the pioneers in the photo book industry and creator of easy-to-use photo book-making software; ThisLife, a private, cloud-based solution that makes it easy for consumers to find, share and enjoy their photos and videos, all in one place; and BorrowLenses, the premier online marketplace for photographic and video equipment rentals. For more information about Shutterfly, Inc. (NASDAQ:SFLY), visit www.shutterflyinc.com.

Shutterfly Inc.

Media Relations:

Gretchen Sloan, 650-610-5276

gsloan@shutterfly.com

or

Investor Relations:

Jeff Majtyka, 646-759-3635

jmajtyka@shutterfly.com

or

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Jed Repko

415-869-3950

Source: Shutterfly Inc.